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                                                                   EXHIBIT 10.16


                            Form of Unsecured Promissory Note
                              Due January __, 1999

$50,000                                                        January __, 1998


         FOR VALUE RECEIVED, Ascutney Mountain Resort, L.P., a Delaware limited partnership and Ascutney Mountain Resort Hotel, L.P., a Delaware limited partnership (collectively, "Borrower"), promise to pay to the order of Joel A. Mael ("Lender"), the principal sum of FIFTY THOUSAND DOLLARS ($50,000), together with interest at the rate of 8.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) on the Maturity Date (as hereinafter defined), which interest shall accrue from the date hereof to and including the date all principal and interest due under this Note (the "Note") is paid in full. All such payments of principal and interest hereon and all other amounts payable hereunder shall be paid on the Maturity Date and shall be made in currency of the United States of America by check to such address specified by Lender to the Borrower in writing, without deduction, set-off or counterclaim.

         1. Maturity Date. The Maturity Date shall be the earlier to occur of
(a) January __, 1999 or (b) the completion of the sale of securities pursuant to an initial public offering (the "IPO") by Snowdance, Inc. ("Snowdance"), a Delaware corporation, with gross proceeds of at least $5,000,000, if such IPO is completed by June 30, 1998.

         2. Lender's Right to Convert. From and after the earlier to occur of
(a) the sale of all or substantially all of the assets of (of which sale Borrower shall give Lender seven days prior written notice) or equity interests in Borrower or Ascutney Mountain Resort Realty, L.P and any successors in interest thereto (the "Limited Partnerships"), except in connection with that certain Exchange Agreement by and among Steven H. Plausteiner, Susan D. Plausteiner, Snowdance Ski Company, Snowdance Hotel Company, Snowdance Realty Company, and Snowdance, pursuant to which the limited partnership interests (the "Limited Partnership Interests") and the general partnership interests in the Limited Partnerships will be contributed to Snowdance in order to facilitate the IPO and (b) July 1, 1998, and until the Maturity Date, Lender shall have the right, but not the obligation, upon the giving of notice to Borrower, to convert the outstanding principal and all accrued interest due under this Note into 2.5% of the outstanding Limited Partnership Interests. Such conversion shall occur pursuant to an assignment by Susan D. Plausteiner of certain Limited Partnership Interests currently held by her resulting in Lender holding 2.5% of the Limited Partnership Interests. All interest and principal due under this Note shall be deemed paid in full upon the receipt by Lender of any Limited Partnership Interests totalling 2.5% of all of the Limited Partnership Interests.

         3. Defaults and Remedies. Upon the occurrence of an Event of Default (as hereinafter defined), the entire unpaid principal balance of this Note, all accrued and unpaid interest and all other amounts payable to Lender pursuant to this Note shall, at Lender's option, be accelerated and become immediately due and payable, and Lender shall also be entitled to any and all other remedies conferred by statute or rule of law. Lender's rights and remedies, whether pursuant hereto or any other statute or rule of law, shall be cumulative and


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not alternative. For purposes hereof, an "Event of Default" shall occur (a) if
Borrower shall not pay in full on the Maturity Date the entire principal amount hereof, together with interest thereon and (b) any petition in bankruptcy shall be filed by or against Borrower or any proceeding in bankruptcy or under any Acts of Congress relating to the relief of debtors shall be commenced for the relief or readjustment of any indebtedness of Borrower.

         4. No Transfer. This Note may not be assigned, pledged, hypothecated or otherwise transferred by Lender to anyone other than a brother, sister, son, daughter or spouse of Lender, or a trust for the benefit of such persons, without the prior written consent of Borrower.

         5. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege hereunder by Lender, or any course of dealing between Borrower and Lender, shall operate as a waiver of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.

         6. Amendments. This Note may be amended or varied only by a document in writing, of even or subsequent date hereof, executed by Borrower and Lender.

         7. Severability. The invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provision.

         8. Headings. The descriptive headings in this Note are for convenience of references only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         9. Notice. The Limited Partnerships shall give notice in writing to Lender prior to the sale or transfer of any Limited Partnership Interests.

         10. No Right of Set-off. Borrower shall not set-off, appropriate or apply any credit, indebtedness or claim, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender to or for the credit or the account of Borrower against and on the account of the principal and interest due hereunder or any other obligation or liability owing from Borrower to Lender hereunder.

         11. Expenses. Borrower hereby promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with this Note and in enforcing its rights hereunder upon an Event of Default.

         12. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE STATE OF NEW YORK.



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                  IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

                                  ASCUTNEY MOUNTAIN RESORT, L.P.

                                           By: SNOWDANCE SKI COMPANY, its
                                           general partner

                                           By:_______________________________
                                              Name:
                                              Title:

                                  ASCUTNEY MOUNTAIN RESORT
                                  HOTEL, L.P.

                                           By: SNOWDANCE HOTEL COMPANY,
                                           its general partner

                                           By:_______________________________
                                              Name:
                                              Title:



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           The following parties, by signing below, hereby consent to and acknowledge that they will abide by the terms and conditions of Paragraph 2 hereto.

                            -------------------------------
                            Susan D. Plausteiner

                             SNOWDANCE SKI COMPANY

                                     By:_______________________________
                                        Name:
                                        Title:

                             SNOWDANCE HOTEL COMPANY

                                     By:_______________________________
                                        Name:
                                        Title:

                             SNOWDANCE REALTY COMPANY

                                     By:_______________________________
                                        Name:
                                        Title:




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